UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 3, 2005

                              CAMBRIDGE HEART, INC.
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               (Exact Name of Registrant as Specified in Charter)

       Delaware                       000-20991                  13-3679946
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 (State or Other Juris-              (Commission               (IRS Employer
diction of Incorporation             File Number)            Identification No.)

     1 Oak Park Drive, Bedford, MA                           01730
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(Address of Principal Executive Offices)                   (Zip Code)

        Registrant's telephone number, including area code: 781-271-1200

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement with New Executive Officer
-----------------------------------------------

     In connection with the appointment of Roderick de Greef as Cambridge Heart's Chief Financial Officer, the Company entered into an offer letter agreement with Mr. de Greef dated September 8, 2005 (the "Offer Letter") and a severance benefit agreement with Mr. de Greef dated October 3, 2005 (the "Severance Agreement"). Mr. de Greef commenced his employment with the Company on October 3, 2005 (the "Commencement Date"). The material terms of the Offer Letter and the Severance Agreement are described below.

Salary and Bonus. Mr. de Greef will be paid an annual salary of $100,000 per year based on a 60% time commitment. Mr. de Greef is eligible for an annual bonus equal to 15% to 20% of his base salary in accordance with the bonus plan approved each year by the Board of Directors.

Stock Option. Mr. de Greef was granted a stock option to purchase 250,000 shares of common stock on the Commencement Date. The exercise price per share is $0.26, the closing price of our common stock on the date of grant, and vests in three equal annual increments starting on the first anniversary of the grant date.

Separation Benefits. Under certain circumstances related to the termination of Mr. de Greef's employement, he will be entitled to receive severance benefits as set forth below.

     In the event Mr. de Greef's employment is terminated by the Company without cause (as defined in the Severance Agreement), Mr. de Greef will be entitled to
(i) continue to receive his base salary and health benefits for six months; and
(ii) the immediate vesting of all options that would have become exercisable during the 12 month period following termination. In the event of a Change of Control (as defined in the Severance Agreement), 50% of the all options held by Mr. de Greef that are not otherwise exercisable as of the date of the Change of Control will become exercisable as of the date of the Change of Control. In the event that, within 12 months after a Change of Control, Mr. de Greef's employment is terminated by the Company without Cause or by Mr. de Greef for Good Reason (as defined in the Severance Agreement), Mr. de Greef will be entitled to (i) continue to receive his base salary and health benefits for 12 months; and (ii) the immediate vesting of all unvested options.

     The above description is qualified in its entirety by reference to the Offer Letter and the Severance Agreement, which are filed as Exhibits 10.01 and 10.02, respectively, to this report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective October 3, 2005, Roderick de Greef was appointed to the position of Chief Financial Officer of Cambridge Heart, Inc., replacing Mr. Robert Palardy who resigned the position on July 8, 2005.

     Since 2001, Mr. de Greef was Executive Vice President, Chief Financial Officer and Secretary of Cardiac Science, Inc., a provider of defibrillation equipment. From 1995 to 2001 Mr. de Greef provided independent corporate advisory services to a number of early stage companies. Previously, Mr. de Greef served as Chief Financial Officer for several development stage medical technology companies. Mr. de Greef is a member of the board of directors of several companies in the medical technology field. Mr. de Greef has a B.A. in Economics and International Relations from California State University at San Francisco and earned his MBA from the University of Oregon.

     The material terms of the Offer Letter and the Severance Agreement between Mr. de Greef and the Company are described in Item 1.01 of this report on Form 8-K.



Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

10.01 Offer Letter dated September 8, 2005 between Cambridge Heart, Inc. and Roderick de Greef.
10.02 Severance Agreement dated October 3, 2005 between Cambridge Heart, Inc. and Roderick de Greef.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CAMBRIDGE HEART, INC.

Date:  October 5, 2005              By: David A. Chazanovitz
                                        ----------------------------------------
                                        President and Chief Executive Officer